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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    Form 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 3, 1999

                                 COSTAR GROUP, INC.
             (Exact name of registrant as specified in its charter)

           Delaware                000-24531                    52-2091509
(State or other jurisdiction      (Commission                  (IRS Employer
       of incorporation)          File Number)              Identification  No.)

  7475 Wisconsin Ave, Suite 600                                    20814
          Bethesda, Maryland                                     (Zip Code)
(Address of principal executive offices)

       Registrant's telephone number, including area code: (301) 215-8300

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ITEM 5. OTHER EVENTS.

     On November 3, 1999, Costar Group, Inc. ("CoStar") entered into a definitive agreement to acquire COMPS.COM, Inc. ("COMPS"), which will be effected by the merger of COMPS into a wholly owned subsidiary of CoStar. The merger agreement is attached as Exhibit 2.1 to this document and readers are urged to read that agreement and the exhibits to the agreement carefully in its entirety. The merger agreement provides that each holder of a share of COMPS common stock may elect to receive either $7.50 in cash or 0.31496 shares of CoStar common stock, but these elections will be adjusted so that 50.1% of the COMPS shares receive CoStar common stock and 49.9% of the COMPS shares receive cash.

        In connection with the execution of the merger agreement, stockholders of COMPS.COM holding over 50% of the outstanding shares of common stock agreed to vote in favor of the adoption of the merger agreement.

        On November 4, 1999, CoStar and COMPS.COM made a joint press release. A copy of that press release is attached as Exhibit 99.1 to this document.

        The merger is subject to the approval of COMPS stockholders, as well as various governmental bodies. Therefore, there can be no assurance that the acquisition of COMPS by CoStar will be consummated.


ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (c)     Exhibits.

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
         2.1    Agreement and Plan of Merger, dated as of November 3, 1999, by and between COMPS.COM, INC., CoStar Group, Inc. and Acq Sub,
                Inc. The disclosure letter referenced in the Merger Agreement has not been included because it contains information that is not material to an investment decision and is otherwise
                discussed in the agreement; it will be provided supplementally to the Staff of the Securities and Exchange Commission upon request.
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        99.1    Press Release dated November 4, 1999
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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        CoStar Group, Inc.

        Date: November 16, 1999         /s/ Frank A. Carchedi
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                                        Frank A. Carchedi
                                        Chief Financial Officer



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